EXHIBIT 99.1

ARCHIPELAGO LEARNING REPORTS FOURTH QUARTER RESULTS

Revenue Increased 29% to a Record $12.0 Million
Cash Flow from Operations Increased 66% to $8.3 Million

DALLAS, Texas – March 2, 2010 – Archipelago Learning, Inc. (NASDAQ: ARCL), a leading subscription-based online education company, today announced financial results for the fourth quarter and fiscal year period ended December 31, 2009.

Fourth Quarter Highlights (4Q09 vs. 4Q08)

•	Revenue increased 29% to $12.0 million

•	Cash flow from operating activities increased 66% to $8.3 million

•	Invoiced sales (non-GAAP) increased 40% to $14.3 million

•	Adjusted EBITDA (non-GAAP) increased 51% to $6.9 million

•	Diluted loss per share from continuing operations was $0.01

•	Adjusted diluted EPS (non-GAAP) was $0.11

•	Total schools at period-end increased 25% year-over-year to approximately 21,700

Fiscal Year Highlights (2009 vs. 2008)

•	Revenue increased 36% to $42.8 million

•	Cash flow from operating activities increased 60% to $21.6 million

•	Deferred revenue increased 35% to $36.4 million

•	Invoiced sales (non-GAAP) increased 35% to $53.9 million

•	Adjusted EBITDA (non-GAAP) increased 40% to $28.4 million

•	Diluted EPS from continuing operations was $0.31

•	Adjusted diluted EPS (non-GAAP) was $0.51

•	Practice questions answered increased 41% to 3.2 billion

Tim McEwen, chief executive officer, stated, “We are very pleased with our strong fourth quarter results and momentum heading into the new year. Our record fourth quarter sales in the face of well recognized budget challenges is a testament to the affordability and  ‘high impact’ efficacy of our products in helping schools meet ever-increasing performance requirements. Study Island is fortunate to have a passionate, dedicated staff and educator customer base that combine talents to engage students of all abilities and help them improve performance, build a habit of success and develop a joy of learning.  This partnership continues to lead to significant educator ’word-of-mouth‘ referrals. In January we successfully rolled all customers to the Study Island Version 3.0 web application, which provides new and expanded tools for assessment, instruction, parent communication, collaboration and planning.  We also continued to deepen our innovative product offering with the release of new programs, such as Study Island

Canada and SAT for high schools, which offers students and schools a new flexible and affordable option for SAT preparation.”

McEwen concluded, “While market conditions are tough, this is an exciting time to be involved with the K-12 public education sector. With an intensifying focus on improving student performance and holding stakeholders accountable, we believe our high-impact low-cost proven solutions are well positioned for this market.”

Archipelago Learning delivered the following results for the fourth quarter and full year 2009:

Revenue:  Q4 revenue increased 29% year-over-year to $12.0 million and invoiced sales increased 40% year-over-year to $14.3 million.  Revenue and invoiced sales were driven by continued strong execution of the company’s sales force.  In particular, we successfully targeted districts and schools receiving newly available stimulus funds to secure customary new and renewal business.  In addition, some customers took advantage of these one-time stimulus funds available in late 2009 to lock-in multi-year contracts.

For the full year 2009, revenue increased 36% year-over-year to $42.8 million and invoiced sales increased 35% year-over-year to $53.9 million.

Cash Flow from Operating Activities:  Q4 cash flow from operating activities increased 66% year-over-year to $8.3 million as a result of the company’s continued strong operating performance. For the full year, cash flow from operating activities increased 60% year-over-year to $21.6 million. Excluding cash flow from operating activities generated by TeacherWeb, which was divested in November 2009, full year cash flow from operating activities would have increased 70% year-over-year to $20.7 million.

Deferred Revenue:  Deferred revenue on our balance sheet as of December 31, 2009 was $36.4 million, an increase of 35% year-over-year.  The increase in deferred revenue was the result of strong invoiced sales growth.

Income from Continuing Operations:  Q4 income from continuing operations increased 22% year-over-year to $3.2 million. Income from continuing operations benefited from increased revenue partially offset by planned staffing increases across departments (including the addition of Chief Operating Officer and Chief Marketing Officer positions), planned increases in content development cost associated with Version 3.0 and Study Island SAT, higher cash commissions (which are expensed as incurred) resulting from increased invoiced sales, increased depreciation expenses associated with our increased capital expenditures and greater stock-based compensation expense related to options issued in connection with the company’s November IPO.

For the full year 2009, income from continuing operations increased 53% year-over-year to $12.6 million.

Adjusted EBITDA:  Q4 adjusted EBITDA increased 51% year-over-year to $6.9 million, which was 48% of invoiced sales as compared to 45% of invoiced sales in Q4 2008.  Growth in adjusted EBITDA was the result of our invoiced sales growth and operating leverage in the company’s software-as-a-service model partially offset by planned staffing increases and planned increases in content development cost to support growth as well as higher commission expense.

For the full year 2009, adjusted EBITDA increased 40% year-over-year to $28.4 million, which was 53% of invoiced sales as compared to 51% of invoiced sales in fiscal 2008.

Net Income from Continuing Operations:  Q4 net income from continuing operations decreased to a loss of $0.2 million from a gain of $0.2 million in the prior year period. Net income from operations was impacted by increased income from operations, reduced net interest expense and a gain in the fair value of the company’s interest rate derivative, offset by a one-time non-cash tax charge as well as higher ordinary income taxes related to the company’s conversion to a C-corporation in connection with the November IPO.  Excluding stock-based compensation and certain non-recurring items, Q4 adjusted net income increased 32% year-over-year to $2.4 million.

For the full year 2009, net income from continuing operations increased to $6.4 million from $1.1 million in fiscal 2008.  Adjusted net income increased 149% year-over-year to $10.3 million.

Earnings per Share from Continuing Operations:  Q4 diluted EPS from continuing operations was a loss of $0.01 and Q4 adjusted diluted EPS was $0.11.  There were 21.8 million weighted-average diluted shares outstanding for the quarter.

For the full year 2009, diluted EPS from continuing operations was $0.31 and adjusted diluted EPS was $0.51.  There were 20.4 million weighted-average diluted shares outstanding for the year.

Other Balance Sheet Highlights:  At December 31, 2009, cash and cash equivalents totaled $58.2 million as compared to $13.1 million at the end of the prior year.  Total debt outstanding was $61.6 million following the repayment of $6.5 million upon the consummation of the TeacherWeb sale.  The market value of the company’s interest rate swap was $(1.1) million and the company had 25,110,255 shares of common stock outstanding at year-end.

Fiscal 2010 Outlook

As of March 2, 2010, Archipelago Learning is initiating guidance for its full fiscal year 2010 as follows:

•	Revenue of $56 to $59 million

•	Adjusted diluted EPS of $0.44 to $0.48

•	Cash flow from operations of $23 to $25 million

•	Capital expenditures of approximately $2 million

•	Total schools of 24,000 to 25,000

TeacherWeb Divestiture

TeacherWeb was divested in November 2009 and has been classified as a discontinued operation for financial reporting purposes.  As a result, the income statement related metrics discussed herein, such as revenue, invoiced sales, income from continuing operations, adjusted EBITDA, and net income and earnings per share from continuing operations exclude TeacherWeb in all periods.  Cash flow and balance sheet related results discussed herein include TeacherWeb except where specifically noted.

Non-GAAP Financial Measures

This press release contains four non-GAAP financial measures: invoiced sales, adjusted EBITDA, adjusted net income and adjusted diluted EPS.  Because these financial measures are not recognized under GAAP, they should not be used as indicators of, or alternatives to, the corresponding GAAP financial measures of operating performance.

Invoiced sales are recognized in the period in which a customer places a purchase order and an invoice is issued, which may be at a different time than the commencement of the subscription.  Under GAAP, revenue for invoiced sales is deferred and recognized ratably over the subscription term beginning on the commencement date of the applicable subscription.  This difference between non-GAAP invoiced sales and GAAP revenue in a given period is equal to the change in the company’s deferred revenue balance over that period.

Adjusted EBITDA, adjusted net income and adjusted diluted EPS differ from the corresponding GAAP measures in that they exclude stock-based compensation expense, a one-time non-cash tax charge related to the company’s IPO and conversion to a C-corporation, gains or losses on the company’s interest rate swap and other one-time items.  Reconciliation tables of GAAP to non-GAAP financial measures are included at the end of this release.

Management believes that these non-GAAP measures provide useful information to investors regarding certain financial and business trends relating to the company’s financial condition and results of operations.  Although management uses these non-GAAP financial measures to assess the operating performance of our business, they have significant limitations as an analytical tool because they may exclude certain material costs.  For example, because adjusted EBITDA, adjusted net income and adjusted diluted EPS do not account for certain expenses, their utility as a measure of operating performance has material limitations.  In addition, the definitions of these non-GAAP financial measures may vary among companies and industries, and they may not be comparable to other similarly titled measures used by other companies.

Conference Call Information

Archipelago Learning will host a conference call to discuss its fourth quarter fiscal 2009 results and 2010 outlook this afternoon at 4:45 pm Eastern Standard Time.  Investors and analysts interested in participating in the call are invited to dial (877) 407-0784 approximately ten minutes prior to the start of the call. A replay of this call will be available starting tonight at 7:45 p.m. EST and will remain active until March 16, 2010. The replay can be accessed by dialing (877) 660-6853 and entering account number 3055 and conference code 344088. The conference call will be also webcast and can be accessed via the Investor Relations section of the Company’s website at http://www.archipelagolearning.com. Please visit the website at least 15 minutes prior to the call to register for the webcast and download any necessary software. A replay of the webcast will be archived on the Company’s website.

Forward Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995.  All statements other than statements of historical fact are considered forward-looking statements and reflect current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business.    The words “anticipate,” “estimate,” “expect,” “project,” “forecast,” “plan,” “intend,” “believe,” “may,” “should,” “likely,” “future,” and other words and terms of similar meaning are used to identify forward-looking statements.  These forward-looking statements are based on assumptions that we have made in light of our industry experience and on our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances.  These statements are not guarantees of performance or results.  They are subject to risks and uncertainties (some of which are beyond our control), which could cause actual results to vary materially from the forward-looking statements contained in this release.  Although we believe that these forward-looking statements are based on reasonable assumptions, many factors could cause actual results to vary materially from those anticipated in such forward-looking statements.  Certain of these risk factors are discussed in the Company’s filings with the Securities and Exchange Commission and include, but are not limited to (i) our customers’ reliance on state, local and federal funding; (ii) competitive factors, including new competitors more easily entering our markets if national educational standards are adopted; (iii) legislation and regulation, including changes in or the repeal of legislation that mandates state educational standards and annual assessments; (iv) difficulty in evaluating our current and future business prospects because of our recent rapid growth; (v) web-based education failing to achieve widespread acceptance by students, parents, teachers, schools and other institutions; (vi) lower customer renewal rates or a decrease in sales for our Study Island products; (v) decisions at district or state levels to use our competitors’ products rather than ours, (vi) seasonal fluctuations, (vii) system or network disruptions, (viii) delays in product development or product releases, (ix) acquisition related risks, (x) intellectual property related risks, (xi) our ability to retain key employees, (xii) risks related to our indebtedness, and (xiii) risks related to global and U.S. economic conditions.

Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statements to reflect new information, future developments or otherwise, except as may be required by law.

About Archipelago Learning

Archipelago Learning is a leading subscription-based online education company that provides standards-based instruction, practice, assessments and productivity tools that improve the performance of educators and students via proprietary web-based platforms. Study Island, the core product line, helps students in kindergarten through 12th grade master grade-level academic standards in a fun and engaging manner. Study Island products are utilized by over 9.5 million students in approximately 21,700 schools in all 50 states, Washington D.C. and Canada. For more information, please visit www.archipelagolearning.com. Archipelago Learning is headquartered in Dallas, Texas.

Company Contacts

Investors: John Rouleau Integrated Corporate Relations 203-682-8342 John.Rouleau@ircinc.com	Media: Leslie Eicher, APR Eicher Communications Inc. 314-965-1776 Leslie@EicherCommunications.com

ARCHIPELAGO LEARNING, INC.

CONSOLIDATED BALANCE SHEETS - UNAUDITED

	As of December 31,
	2009	2008
	(In thousands, except share data)
Assets
Current assets:
Cash and cash equivalents	$58,248	$13,144
Accounts receivable, net	7,535	6,093
Short-term deferred tax assets	2,528	33
Prepaid expenses and other current assets	1,809	324
Total	70,120	19,594
Property and equipment, net	2,620	1,782
Goodwill	94,373	103,267
Intangible assets, net	12,327	16,106
Investment	6,446	—
Notes receivable	4,931	—
Other long-term assets	1,718	1,276
Total assets	$192,535	$142,025

Liabilities and Equity
Current liabilities:
Accounts payable – trade	$1,254	$382
Accrued employee-related expenses	2,033	1,918
Other accrued expenses	803	128
Deferred revenue	31,181	24,632
Taxes payable	625	64
Current portion of long-term debt	700	700
Interest payable	124	210
Interest rate swap	1,149	1,988
Total	37,869	30,022
Long-term debt, net of current	60,876	68,600
Long-term deferred revenue	5,262	2,290
Long-term deferred tax liability	5,093	639
Other long-term liability	425	—
Total liabilities	109,525	101,551
Commitments and contingencies
Members’ Equity:
Class A shares (no shares authorized, issued or outstanding at December 31, 2009; 109,545,064 shares authorized, issued and outstanding at December 31, 2008)	—	34,792
Class A-2 shares (no shares authorized, issued or outstanding at December 31, 2009; 286,882 shares authorized, issued and outstanding at December 31, 2008)	—	750
Class B shares (no shares authorized, issued or outstanding at December 31, 2009; 6,578,727 shares authorized, 5,355,440 shares issued and outstanding at December 31, 2008)	—	684
Class C shares (no shares authorized, issued or outstanding at December 31, 2009; 7,126,451 shares authorized, 5,903,164 shares issued and outstanding at December 31, 2008)	—	302
Retained earnings	—	3,946
Total members’ equity	—	40,474
Stockholders’ Equity:
Preferred stock ($0.001 par value, 100,000,000 shares authorized, none issued and outstanding at December 31, 2009 and 2008)	—	—
Common stock ($0.001 par value, 200,000,000 shares authorized, 25,110,255 shares issued and outstanding at December 31, 2009 and no shares authorized, issued or outstanding at December 31, 2008)	25	—
Additional paid-in capital	76,072	—
Retained earnings	6,913	—
Total stockholders’ equity	83,010	—
Total liabilities and equity	$192,535	$142,025

ARCHIPELAGO LEARNING, INC.

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Quarters Ended December 31,		Years Ended December 31,
	2009	2008	2009	2008
	(In thousands, except share and per share data)
Revenue	$11,967	$9,274	$42,768	$31,415
Cost of revenue	888	784	3,074	1,891
Gross profit	11,079	8,490	39,694	29,524
Operating Expense:
Sales and marketing	4,366	3,376	14,048	12,726
Content development	1,187	666	3,773	2,162
General and administrative	2,352	1,839	9,243	6,406
Total	7,905	5,881	27,064	21,294
Income from continuing operations	3,174	2,609	12,630	8,230
Other income (expense):
Interest expense	(733)	(1,188)	(2,803)	(5,161)
Interest income	115	53	159	247
Derivative loss	(82)	(1,262)	(518)	(2,119)
Total	(700)	(2,397)	(3,162)	(7,033)
Net income from continuing operations before tax	2,474	212	9,468	1,197
Provision for income tax	2,645	20	3,094	83
Net (loss) income from continuing operations	(171)	192	6,374	1,114
Income (loss) from discontinued operation before tax	31	(140)	261	(339)
Benefit from income tax on discontinued operation	—	(173)	(101)	(247)
Net income (loss) from discontinued operation	31	33	362	(92)
Net (loss) income	$(140)	$225	$6,736	$1,022
Earnings (loss) per share:
Basic:
Continuing operations	$(0.01)	$0.01	$0.31	$0.06
Discontinued operation	—	—	0.02	(0.01)
Total	$(0.01)	$0.01	$0.33	$0.05
Diluted:
Continuing operations	$(0.01)	$0.01	$0.31	$0.06
Discontinued operation	—	—	0.02	(0.01)
Total	$(0.01)	$0.01	$0.33	$0.05
Weighted-average shares outstanding:
Basic	21,718,734	19,965,866	20,407,685	19,965,866
Diluted	21,825,066	19,965,866	20,434,486	19,965,866

ARCHIPELAGO LEARNING, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED

	Years Ended December 31,
	2009	2008
	(In thousands)
Cash flows from operating activities
Net income	$6,736	$1,022
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of debt financing costs	208	179
Depreciation and amortization	2,720	1,970
Stock-based compensation	562	355
Allowance for doubtful accounts	25	11
Unrealized (gain) loss on interest rate swap	(839)	1,783
Deferred income taxes	2,565	—
Deduction of net (income) loss from discontinued operation	(362)	92
Operating cash provided by discontinued operation	904	1,353
Changes in operating assets and liabilities, net of disposition and discontinued operation:
Accounts receivable	(1,713)	(2,183)
Prepaid expenses and other	(854)	163
Accounts payable	(101)	221
Accrued expenses	245	180
Deferred revenue	11,106	8,405
Other long-term liability	425	—
Net cash provided by operating activities	21,627	13,551
Cash flows from investing activities
Purchase of property and equipment	(1,855)	(1,324)
Purchase of property and equipment – discontinued operation	(93)	—
Investment in Edline	(2,734)	—
Funding of note receivable from Edline	(2,144)	—
Sale of discontinued operation to Edline	3,701	—
Acquisition of discontinued operation	—	(9,658)
Net cash used in investing activities	(3,125)	(10,982)
Cash flows from financing activities
Return of Capital distributions to members	(8,000)	—
Contribution from member in Reorganization	693	—
Tax distributions to members	(3,769)	—
Cost of debt financing	—	215
Stock offering	45,402	—
Proceeds from revolver	—	10,000
Payments on revolver	—	(10,000)
Payments on term note	(7,724)	(700)
Net cash provided by (used in) financing activities	26,602	(485)
Net change in cash and cash equivalents	45,104	2,084
Beginning of period	13,144	11,060
End of period	$58,248	$13,144

ARCHIPELAGO LEARNING, INC.

RECONCILIATIONS OF NON-GAAP MEASURES - UNAUDITED

	Quarters Ended December 31,		Years Ended December 31,
	2009	2008	2009	2008
	(In thousands)
Invoiced Sales:
New customers	$4,651	$3,754	$15,567	$14,099
Existing customers	9,362	6,197	37,219	24,708
Other sales	279	244	1,088	1,013
Total invoiced sales	14,292	10,195	53,874	39,820
Change in deferred revenue(1)	(2,325)	(921)	(11,106)	(8,405)
Revenue	$11,967	$9,274	$42,768	$31,415
Adjusted EBITDA

Income from continuing operations	$3,174	$2,609	$12,630	$8,230
Depreciation and amortization	747	484	2,720	1,970
Change in deferred revenue(1)	2,325	921	11,106	8,405
Stock-based compensation(2)	264	83	562	355
Investments / permitted acquisition expense(3)	29	61	284	263
Severance(4)	22	44	57	44
Executive recruitment(4)	172	—	226	—
Professional services(4)	—	141	348	260
Agency / sponsor fees(5)	25	58	100	186
Unusual, non-recurring charges(6)	132	167	322	609
Adjusted EBITDA	$6,890	$4,568	$28,355	$20,322
____________

(1)	Change in deferred revenue is the net change in deferred revenue at the end of such period from the deferred revenue at the end of the previous period.
(2)	Stock-based compensation includes non-cash compensation expense recorded in respect of shares issued to our employees.
(3)	Investments and permitted acquisition expense includes cash fees and expenses in connection with investments or acquisitions permitted by our credit facility.
(4)
Represents severance costs, recruitment and relocation costs associated with the hiring of our Chief Operating Officer and Chief Marketing Officer and one-time contract labor fees for an international market study as well as accounting and legal costs incurred in preparation for our IPO.

(5)
Agency fees are fees paid to the agents under our credit facility. Sponsor payments are payments to Providence Equity Partners that are permitted under our credit facility, and include the reimbursement of customary fees and reasonable out-of-pocket expenses to our directors or the managers of Archipelago Learning Holdings, LLC, such as travel and other expenses.

(6)
Unusual, non-recurring charges as defined by our credit agreement include non-executive recruiting fees, relocation costs, retention bonuses, bank fees and bad debt accrual in addition to those line items disclosed separately above.

	Quarters Ended December 31,
	2009		2008
	Dollars	Diluted EPS	Dollars	Diluted EPS
Adjusted Net Income and Diluted EPS	(In thousands, except EPS)

Net (loss) income from continuing operations	$(171)	$(0.01)	$192	$0.01
Tax provision related to reorganization	1,957	0.09	—	—
Stock-based compensation	264	0.01	83	0.01
Derivative loss	82	0.01	1,262	0.06
Investments / permitted acquisition expense	29	—	61	—
Severance	22	—	44	—
Executive recruitment	172	0.01	—	—
Professional services	—	—	141	0.01
Adjusted net income and diluted EPS(1)	$2,355	$0.11	$1,783	$0.09

	Years Ended December 31,
	2009		2008
	Dollars	Diluted EPS	Dollars	Diluted EPS
	(In thousands, except EPS)

Net income from continuing operations	$6,374	$0.31	$1,114	$0.06
Tax provision related to reorganization	1,957	0.10	—	—
Stock-based compensation	562	0.03	355	0.02
Derivative loss	518	0.03	2,119	0.11
Investments / permitted acquisition expense	284	0.01	263	0.01
Severance	57	—	44	—
Executive recruitment	226	0.01	—	—
Professional services	348	0.02	260	0.01
Adjusted net income and diluted EPS(1)	$10,326	$0.51	$4,155	$0.21
____________

(1)The adjustments to net income above were largely incurred prior to our reorganization to a C-corporation and thus had minimal impact on our income tax expense. As a result no impact from taxes is reflected above.